SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cigna Corporation held its Annual Meeting of Shareholders on April 25, 2012.  Set forth below are the voting results for each of the matters submitted to a vote of the Company's shareholders.

Proposal 1: Election of Directors – Each of the following nominees received a majority of the votes cast and was elected to the Board of Directors for a term to expire in April 2015.

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes

John M. Partridge	227,394,559	1,302,860	273,357	15,319,164

James E. Rogers	224,508,393	4,193,546	268,837	15,319,164

Joseph P. Sullivan	225,567,724	3,051,207	351,845	15,319,164

Eric C. Wiseman	224,450,735	4,234,999	285,042	15,319,164

Proposal 2: The advisory resolution on executive compensation received a majority of the votes present and entitled to vote and was approved on an advisory basis.
Votes For	Votes Against	Votes Abstain	Broker Non-Votes
224,463,926	3,908,884	597,966	15,319,164

Proposal 3:  The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Cigna’s Independent Registered Public Accounting Firm for 2012 received a majority of the votes present and entitled to vote and was approved.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
240,717,395	3,385,143	187,402	0

Proposal 4: Cigna's Amended and Restated Executive Incentive Plan received a majority of the votes present and entitled to vote and was approved.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
223,861,051	4,549,481	560,244	15,319,164

Proposal 5: The proposal to amend the Company's By-Laws to provide for declassification of the Board of Directors did not receive the vote of 80% of the shares outstanding and was not approved.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
206,894,504	2,731,836	8,034,294	26,629,306

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: May 1, 2012	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel